Exhibit 99.1

VISCOGLIOSI BROTHERS ACQUISITION CORP.

PRO FORMA BALANCE SHEET

	January 11, 2022	Pro Forma Adjustments		January 11, 2022
		(unaudited)		(unaudited)
Assets
Current assets:
Cash	$25,000	$-		$25,000
Due from related party	1,874,782	-		1,874,782
Prepaid expenses	229,600	-		229,600
Total current assets	2,129,382	-		2,129,382
Prepaid expenses, non-current	100,887	-		100,887
Cash held in Trust Account	76,500,000	11,250,000	(a)	87,975,000
		450,000	(d)
		(225,000	)(b)
Total assets	$78,730,269	$11,475,000		$90,205,269

Liabilities and Stockholders’ Deficit
Current liabilities
Accrued offering costs and expenses	$195,000	$-		$195,000
Due to related party	90,747	-		90,747
Over-allotment option liability	106,057	(106,057	)(e)	-
Total current liabilities	391,804	(106,057)		285,747
Deferred underwriting commissions	2,625,000	393,750	(c)	3,018,750
Total liabilities	3,016,804	287,693		3,304,497

Commitments and Contingencies
Common stock subject to possible redemption, 8,625,000 shares at redemption value of $10.20	76,500,000	11,250,000	(a)	87,975,000
		450,000	(d)
		(225,000	)(b)

Stockholders’ Deficit:
Common stock, $0.0001 par value; 10,000,000 shares authorized; 2,156,250 shares issued and outstanding (excluding 8,625,000 shares subject to possible redemption) (1)	216	-		216
Additional paid-in capital	-	(393,750	)(c)	-
		106,057	(e)
		287,693	(f)
Accumulated deficit	(786,751)	(287,693)		(1,074,444)
Total Stockholders’ Deficit	(786,535)	(287,693)		(1,074,228)

Total Liabilities and Stockholders’ Deficit	$78,730,269	$11,475,000		$90,205,269

The accompany notes are an integral part of the financial statement.

NOTE 1 – CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Financial Statement presents the historical Balance Sheet of Viscogliosi Brothers Acquisition Corp. (the “Company”) as of January 11, 2022, adjusted for the closing of the underwriters’ over-allotment option and related transactions which occurred on January 14, 2022 as described below.

The Pro Forma Balance Sheet is derived from the audited Balance Sheet included in the Form 8-K filed on January 20, 2022.

The Company consummated its initial public offering (the “IPO”) of 7,500,000 units (the “Units”) on January 11, 2022. Each Unit consists of one share of common stock, $0.0001 par value per share and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of common stock at an exercise price of $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $75,000,000. The Company granted the underwriters in the IPO (the “Underwriters”) a 45-day option to purchase up to an aggregate of 1,125,000 additional Units to cover over-allotments, if any. On January 14, 2022, the Underwriters exercised the over-allotment option to purchase an additional 1,125,000 Units (the “Over-Allotment Units”), generating aggregate gross proceeds of $11,250,000 and incurring $618,750 in underwriting fees comprised of an initial payment of $196,875, $28,125 in Private Warrants and $393,750 of deferred underwriting commissions.

Simultaneously with the issuance and sale of the Over-Allotment Units, the Company consummated the private placement with the Sponsor for an aggregate of 450,000 Private Warrants for $1.00 per warrant in a private placement with each whole warrant entitling the holder thereof to purchase one share of common stock at $11.50 per share (the “Additional Private Placement Warrants”), generating total proceeds of $421,875 (net of shares granted to the underwriters in lieu of a $28,125 underwriter discount payment) (the “Private Placement Proceeds” and, together with the Over-Allotment Unit proceeds, the “Proceeds”). Our sponsor will be permitted to transfer the private placement warrants held by it to certain permitted transferees, including our officers and directors and other persons or entities affiliated with or related to it, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as the sponsor. Otherwise, these warrants will not, subject to certain limited exceptions, be transferable or salable until 30 days after the completion of our business combination. The private placement warrants will be non-redeemable so long as they are held by our sponsor or its permitted transferees.

Upon closing of the IPO, the Private Placement, the sale of the Over-Allotment Units and the additional Trust funding, a total of $87,975,000 was placed in a trust account, with Continental Stock Transfer & Trust Company acting as trustee.

The Sponsor agreed to forfeit up to 412,000 shares of common stock, par value $0.0001, to the extent that the over-allotment option is not exercised in full by the underwriter. On January 14, 2022, the Underwriters exercised the over-allotment option to purchase the Over-Allotment Units thus no shares of common stock remain subject to forfeiture.

Pro forma adjustments to reflect the exercise of the underwriters’ over-allotment option and the sale of the Private Warrants described above are as follows:

	Pro Forma Entries	Debit	Credit
(a)	Cash held in trust account	$11,250,000
	Class A common stock subject to possible redemption		$11,250,000
	To record sale of 1,125,000 Overallotment Units at $10.00 per Unit

(b)	Class A common stock subject to possible redemption	$225,000
	Cash held in trust account		$225,000
	To record payment of cash underwriting fee

(c)	Additional paid-in capital	$393,750
	Deferred underwriters’ discount		$393,750
	To record additional Deferred underwriters’ fee arising from the sale of Over-allotment Units

(d)	Cash held in Trust account	$450,000
	Class A common stock subject to possible redemption		$450,000
	To record sale of 450,000 Private Placement Warrants

(e)	Over-allotment option liability	$106,057
	Accumulated deficit		$106,057
	To reverse over-allotment option liability

(f)	Accumulated deficit	$393,750
	Additional paid-in capital		$393,750
	To reclass negative additional paid-in capital to accumulated deficit